SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF



               THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported)    December 9, 1994



                     NORTH SHORE GAS COMPANY

     (Exact name of registrant as specified in its charter)





    Illinois                          2-35965              36-1558720
 (State or other jurisdiction of    (Commission         (I.R.S. Employer
  incorporation or organization)     File Number)        Identification No.)



122 South Michigan Avenue, Chicago, Illinois                60603
  (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code        (312) 431-4000











Item 5.  OTHER EVENTS


                      RATES AND REGULATION


   Reference is made to Note 4 "Rates and Regulation" to the

Financial Statements in the quarterly report of North Shore Gas

Company (the Company) on Form 10-Q for the quarter ended June 30,

1994.



Utility Rate Proceedings

   On December 16, 1994, the Company expects to file with the

Illinois Commerce Commission (Commission) proposed changes in rates that are designed to increase annual revenues by about

$10.1 million, exclusive of additional charges for revenue taxes.

The Company is seeking a rate of return on original-cost rate base of 10.50 percent, which reflects a 12.6 percent cost of common equity.



    The Company expects that the Commission, following its usual practices, would not issue a decision regarding the Company's rate increase request until November 1995.  The Company cannot predict the outcome of its rate increase request.
















                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of

1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly

authorized.





                                 NORTH SHORE GAS COMPANY
                                 -------------------------
                                      (Registrant)




 December 9, 1994                 By:   /s/  K. S. BALASKOVITS
 ----------------                      -------------------------
      (Date)                                 K. S. Balaskovits
                                      Vice President and Controller